Exhibit 99.1

For Immediate Release	Contact:	ir@hudsonrpo.com

Hudson Global Reports 2019 Second Quarter Results

OLD GREENWICH, CT - August 14, 2019 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the second quarter ended June 30, 2019.

2019 Second Quarter Summary

•	Revenue of $26.4 million increased 55.2% from the second quarter of 2018 and increased 59.7% in constant currency.

•	Gross profit of $11.7 million increased 7.9% from the second quarter of 2018 and increased 13.2% in constant currency.

•	Net loss of $0.9 million, or $0.29 per basic and diluted share, compared to net loss of $1.4 million, or $0.42 per basic and diluted share, for the second quarter of 2018.

•
Adjusted EBITDA (Non-GAAP measure)* loss narrowed to $0.3 million from an adjusted EBITDA loss of $1.1 million in the second quarter of 2018. Q2 2019 Adjusted EBITDA included $0.7 million of non-recurring expenses compared to $0.6 million in Q2 2018.

"In the second quarter, we reported double-digit revenue growth across all three regions and double-digit gross profit growth in our Americas and Europe businesses. The Company also generated positive adjusted EBITDA excluding non-recurring expenses," said Jeff Eberwein, Chief Executive Officer of Hudson Global. Mr. Eberwein continued, "In the second quarter, we added two new significant client relationships, one in Australia and one in the Americas, maintained a strong financial position, and continued to reduce corporate costs excluding non-recurring items."

Mr. Eberwein continued, "Earlier this year, market experts ranked Hudson RPO among the very top RPO providers in the Asia Pacific region (APAC).(1) I met with many APAC clients and employees this quarter and was impressed with our client satisfaction, robust sales pipeline, market position, and strong reputation in this region. I’m encouraged by this and similar feedback from our Americas and Europe regions and believe we are in a strong position to continue to grow with the talent solutions market."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

(1) https://www.hudsonrpo.com/newsroom/hro-today-bakers-dozen-apac/

Regional Highlights

Asia Pacific

Asia Pacific revenue of $17.5 million increased 87% while gross profit of $5.4 million decreased 1% in constant currency in the second quarter of 2019 compared to the same period in 2018. The revenue growth was driven by the commencement of a significant contract in Australia to manage a portion of the contingent workforce for a large Asia-based technology company. Gross profit was down 1% in constant currency due to lower volumes at existing clients in Australia, which was mostly offset by strong growth in the rest of the Asia Pacific region. EBITDA was $0.4 million in the second quarter of 2019 compared to EBITDA of $0.5 million in the same period one year ago, and adjusted EBITDA was $0.7 million compared to adjusted EBITDA of $0.9 million in the second quarter of 2018.

Americas

In the second quarter of 2019, Americas revenue of $4.0 million increased 13%, while gross profit of $3.6 million rose 23% from the second quarter of 2018. Growth was driven by new client wins, which included a new relationship with a global industrials company. EBITDA was $0.4 million in the second quarter of 2019 compared to EBITDA loss of $0.1 million in the year ago period, and adjusted EBITDA was $0.6 million for the second quarter of 2019 compared to adjusted EBITDA of $0.1 million in last year's second quarter.

Europe

Europe revenue in the second quarter of 2019 rose 34% to $5.0 million while gross profit of $2.6 million increased 37% in constant currency from the second quarter of 2018. The UK and Continental Europe both contributed to revenue growth, increasing by $0.7 million and $0.5 million, respectively. EBITDA was break-even in both periods, and Adjusted EBITDA was $0.2 million in both periods.

Liquidity and Capital Resources

The Company ended the second quarter of 2019 with $29.1 million in cash, which included $0.5 million in restricted cash. The Company used $1.5 million in cash flow from operations during the second quarter, mainly due to increases in working capital needed to support revenue growth, compared to a $3.5 million use of cash flow from operations in the second quarter of 2018.

In April, the Company finalized a new credit facility with National Australia Bank Limited in Australia to support the expected growth in working capital needs in that market. As of June 30, 2019, the Company had no borrowings outstanding under the credit facility.

Share Repurchase Program

Under its $10 million common stock share repurchase program initiated in the third quarter of 2015 through the end of the second quarter of 2019, the Company has purchased 405 thousand shares for a total of $8.0 million. The Company continues to view opportunistic share repurchases as an attractive use of capital and expects to continue its aggressive share repurchase strategy going forward. After the current $10.0 million authorization is completed, the Company expects to approve a new share repurchase authorization.

In addition, the Company completed a tender offer in March 2019 for 247 thousand shares of the Company's common stock for an aggregate cost of $3.7 million, excluding fees and expenses relating to the tender offer. The 247 thousand shares purchased as part of this tender offer were in addition to the 405 thousand shares purchased under the above-referenced common stock repurchase plan.

Corporate Costs

In early 2018, management reviewed the Company's corporate costs on a line-by-line basis and began to right-size these costs to the new business model. The Company believes the run rate for corporate costs in 2019 should be approximately $4 million, excluding non-recurring items. This is about 50% lower than in 2018 including severance costs, or about one-third lower excluding severance costs. This reduction should not impact its operating business.

In the second quarter of 2019, the Company's corporate costs of $1.8 million included severance expense of $0.4 million as well as non-recurring professional fees for legal and proxy-related items of $0.3 million. Corporate costs of $3.3 million for the six months ended June 30, 2019 included $0.9 million of non-recurring expenses. In the second quarter and first half of 2018, non-recurring expenses in corporate costs included $0.6 million and $2.4 million, respectively, due to severance expense.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

For 2019, the Company continues to expect growth in revenues and gross profit of at least 10% versus 2018, and adjusted EBITDA before corporate costs should grow at a faster rate. As corporate costs continue to decline in the second half of 2019 and our business continues to grow, the Company expects to generate positive adjusted EBITDA in the second half of 2019 as well as full year 2019 excluding non-recurring items.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:

•	Toll-Fee Dial-In Number: (877) 497-1434

•	International Dial-In Number: (929) 387-3951

•	Conference ID #: 3046646

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and always aim to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Hudson Global’s ability to achieve anticipated benefits from the sales of its recruitment and talent management operations in Europe and Asia Pacific and operate successfully as a company focused on its RPO business; global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time and the impact of any loss of a significant client; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to potential acquisitions or dispositions of businesses by the company. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$26,414	$17,015	$42,601	$33,230
Direct costs	14,755	6,214	21,546	12,275
Gross profit	11,659	10,801	21,055	20,955
Operating expenses:
Salaries and related	9,729	9,303	18,901	19,662
Other selling, general and administrative	2,701	2,755	4,889	5,208
Depreciation and amortization	21	2	39	2
Total operating expenses	12,451	12,060	23,829	24,872
Operating loss	(792)	(1,259)	(2,774)	(3,917)
Non-operating income (expense):
Interest income, net	125	60	438	60
Other expense, net	(91)	(45)	(128)	(112)
Loss from continuing operation before provision for income taxes	(758)	(1,244)	(2,464)	(3,969)
Provision for income taxes from continuing operations	142	109	207	281
Loss from continuing operations	(900)	(1,353)	(2,671)	(4,250)
(Loss) income from discontinued operations, net of income taxes	—	(11)	(131)	13,607
Net (loss) income	$(900)	$(1,364)	$(2,802)	$9,357
Basic and diluted (loss) earnings per share:(a)
Basic and diluted loss per share from continuing operations	$(0.29)	$(0.42)	$(0.84)	$(1.32)
Basic and diluted (loss) earnings per share from discontinued operations	—	—	(0.04)	4.22
Basic and diluted (loss) earnings per share	$(0.29)	$(0.42)	$(0.88)	$2.90
Weighted-average shares outstanding:(a)
Basic	3,082	3,228	3,184	3,221
Diluted	3,082	3,228	3,184	3,221

(a) Earnings per share and weighted average shares outstanding for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$28,543	$40,562
Accounts receivable, less allowance for doubtful accounts of $84 and $41, respectively	14,382	9,893
Prepaid and other	1,338	671
Current assets of discontinued operations	—	941
Total current assets	44,263	52,067
Property and equipment, net	217	170
Operating lease right-of-use assets	542	—
Deferred tax assets, non-current	725	583
Restricted cash, non-current	379	352
Other assets, non-current	7	7
Total assets	$46,133	$53,179
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,022	$1,461
Accrued expenses and other current liabilities	8,298	8,984
Operating lease obligations, current	260	—
Current liabilities of discontinued operations	23	115
Total current liabilities	9,603	10,560
Income tax payable, non-current	2,084	1,982
Operating lease obligations, non-current	277	—
Other non-current liabilities	168	150
Total liabilities	12,132	12,692
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 and 10,000 shares authorized; 3,658 and 3,613 shares issued; 2,960 and 3,190 shares outstanding, respectively (a)	4	4
Additional paid-in capital	485,736	485,127
Accumulated deficit	(438,354)	(435,552)
Accumulated other comprehensive loss, net of applicable tax	(647)	(606)
Treasury stock, 698 and 423 shares, respectively, at cost (a)	(12,738)	(8,486)
Total stockholders’ equity	34,001	40,487
Total liabilities and stockholders' equity	$46,133	$53,179

(a) Common stock and Treasury stock for all periods presented reflect the Company's 1-for-10 reverse stock split, which was effective June 10, 2019.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$17,454	$3,982	$4,978	$—	$26,414
Gross profit, from external customers	$5,420	$3,591	$2,648	$—	$11,659
Net loss					$(900)
Loss from discontinued operations, net of income taxes					—
Loss from continuing operations					(900)
Provision from income taxes					142
Interest income, net					(125)
Depreciation and amortization					21
EBITDA (loss) (1)	$362	$428	$31	$(1,683)	(862)
Non-operating expense (income), including corporate administration charges	329	165	111	(514)	91
Stock-based compensation expense	37	10	13	365	425
Adjusted EBITDA (loss) (1)	$728	$603	$155	$(1,832)	$(346)

For The Three Months Ended June 30, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$9,600	$3,509	$3,906	$—	$17,015
Gross profit, from external customers	$5,759	$2,923	$2,119	$—	$10,801
Net loss					$(1,364)
Loss from discontinued operations, net of income taxes					(11)
Loss from continuing operations					(1,353)
Provision for income taxes					109
Interest income, net					(60)
Depreciation and amortization					2
EBITDA (loss) (1)	$508	$(76)	$34	$(1,768)	(1,302)
Non-operating expense (income), including corporate administration charges	345	208	148	(656)	45
Stock-based compensation expense	9	16	6	149	180
Adjusted EBITDA (loss) (1)	$862	$148	$188	$(2,275)	$(1,077)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$8,679	$3,140	$4,368	$—	$16,187
Gross profit, from external customers	$4,590	$2,762	$2,044	$—	$9,396
Net loss					$(1,902)
Loss from discontinued operations, net of income taxes					(131)
Loss from continuing operations					(1,771)
Provision from income taxes					65
Interest income, net					(313)
Depreciation and amortization					18
EBITDA (loss) (1)	$(48)	$(414)	$(348)	$(1,191)	(2,001)
Non-operating expense (income), including corporate administration charges	214	123	152	(452)	37
Stock-based compensation expense	21	13	1	149	184
Adjusted EBITDA (loss) (1)	$187	$(278)	$(195)	$(1,494)	$(1,780)

For The Three Months Ended September 30, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$9,306	$3,590	$4,231	$—	$17,127
Gross profit, from external customers	$5,741	$2,990	$2,150	$—	$10,881
Net loss					$(870)
Loss from discontinued operations, net of income taxes					(47)
Loss from continuing operations					(823)
Provision for income taxes					112
Interest income, net					(102)
Depreciation and amortization					1
EBITDA (loss) (1)	$460	$87	$(226)	$(1,133)	(812)
Non-operating expense (income), including corporate administration charges	248	213	175	(564)	72
Stock-based compensation expense	17	23	12	404	456
Adjusted EBITDA (loss) (1)	$725	$323	$(39)	$(1,293)	$(284)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2019	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$26,133	$7,122	$9,346	$—	$42,601
Gross profit, from external customers	$10,010	$6,353	$4,692	$—	$21,055
Net loss					$(2,802)
Loss from discontinued operations, net of income taxes					(131)
Loss from continuing operations					(2,671)
Provision from income taxes					207
Interest income, net					(438)
Depreciation and amortization					39
EBITDA (loss) (1)	$314	$14	$(317)	$(2,874)	(2,863)
Non-operating expense (income), including corporate administration charges	543	288	263	(966)	128
Stock-based compensation expense	58	23	14	514	609
Adjusted EBITDA (loss) (1)	$915	$325	$(40)	$(3,326)	$(2,126)

For The Six Months Ended June 30, 2018	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$18,425	$7,209	$7,596	$—	$33,230
Gross profit, from external customers	$10,682	$6,046	$4,227	$—	$20,955
Net Income					$9,357
Income from discontinued operations, net of income taxes					13,607
Loss from continuing operations					(4,250)
Provision for income taxes					281
Interest income, net					(60)
Depreciation and amortization					2
EBITDA (loss) (1)	$1,052	$215	$45	$(5,339)	(4,027)
Non-operating expense (income), including corporate administration charges	422	260	189	(759)	112
Stock-based compensation expense	12	43	6	580	641
Adjusted EBITDA (loss) (1)	$1,486	$518	$240	$(5,518)	$(3,274)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. However, EBITDA and adjusted EBITDA are not measures of financial performance under GAAP and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its gross profit generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross profit, selling, general and administrative expenses ("SG&A"), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2019	2018
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$17,454	$9,600	$(270)	$9,330
Americas	3,982	3,509	(8)	3,501
Europe	4,978	3,906	(201)	3,705
Total	$26,414	$17,015	$(479)	$16,536
Gross profit:
Asia Pacific	$5,420	$5,759	$(310)	$5,449
Americas	3,591	2,923	(7)	2,916
Europe	2,648	2,119	(187)	1,932
Total	$11,659	$10,801	$(504)	$10,297
SG&A:(1)
Asia Pacific	$4,695	$4,906	$(229)	$4,677
Americas	3,022	2,791	(7)	2,784
Europe	2,509	1,936	(158)	1,778
Corporate	2,204	2,427	(3)	2,424
Total	$12,430	$12,060	$(397)	$11,663
Operating income (loss):
Asia Pacific	$683	$853	$(85)	$768
Americas	590	132	—	132
Europe	136	180	(30)	150
Corporate	(2,201)	(2,424)	—	(2,424)
Total	$(792)	$(1,259)	$(115)	$(1,374)
EBITDA (loss):
Asia Pacific	$362	$508	$(62)	$446
Americas	428	(76)	1	(75)
Europe	31	34	(17)	17
Corporate	(1,683)	(1,768)	(3)	(1,771)
Total	$(862)	$(1,302)	$(81)	$(1,383)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.